                                                 Registration No. 333-______
 As filed with the Securities and Exchange Commission on ____________ __, 2000

                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               US ONCOLOGY, INC.
             (Exact Name of Registrant as specified in its charter)

                          Delaware                                                   84-1213501
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

                                                                                          Phillip H. Watts
                                                                                          US Oncology, Inc.
          16825 Northchase Drive, Suite 1300                                    16825 Northchase Drive, Suite 1300
               Houston, Texas  77060                                                  Houston, Texas  77060
                  (281) 873-2674                                                          (281) 873-2674
(Address, including zip code, and telephone number, including    (Name, address, including zip code, and telephone number, including
   area code, of registrant's principal executive offices)                          area code, of agent for service)



     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

           Title of each                                      Proposed Maximum Offering  Proposed maximum aggregate     Amount of
class of securities to be registered  Amount to be Registered       Price per share             Offering price      registration fee
Common Stock, par value $.01
per share                                     227,560                  $4.61 (1)                1,049,052 (1)            $277

Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for our common stock as reported on The Nasdaq National Market System on July 6, 2000 in accordance with Rule 457(c) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state

Prospectus                                                 Subject to Completion
Dated July 12, 2000


                      [LOGO OF US ONCOLOGY APPEARS HERE]


                         227,560 SHARES OF COMMON STOCK

     This prospectus relates to the offer and sale of up to 227,560 shares of common stock of US Oncology, Inc. All of these shares are currently held by, and are being offered by, Capitol District Oncology, P.C., a medical practice located in Albany, New York. In this prospectus, references to "we", "us" or "our" mean US Oncology, Inc. and its subsidiaries.

     Our common stock is traded on The Nasdaq National Market System under the symbol "USON." The last reported sales price of the common stock on The Nasdaq National Market System on July 11, 2000 was $4.531 per share.

                     --------------------------------------

             SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR INFORMATION
              THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    ----------------------------------------



                 The date of this prospectus is July 12, 2000

                                 TABLE OF CONTENTS

US Oncology, Inc............................................................  3
Risk Factors................................................................  3
Cautionary Statement Regarding Forward Looking Statements...................  8
Where you can Find More Information.........................................  9
Use of Proceeds.............................................................  10
Selling Stockholder.........................................................  10
Issuance of Securities to Selling Stockholder...............................  10
Description of Securities...................................................  10
Transfer Agent and Registrar................................................  12
Plan of Distribution........................................................  12
Legal Matters...............................................................  12
Experts.....................................................................  12

                               US ONCOLOGY, INC.

     US Oncology, Inc. is a cancer management company. We provides comprehensive management services under long-term agreements to oncology practices comprised of over 800 physicians in 26 states. The physicians affiliated with US Oncology provide all aspects of care related to the diagnosis and outpatient treatment of cancer, including medical oncology, radiation oncology, gynecologic oncology, stem cell transplantation, diagnostic radiology and clinical research. US Oncology was incorporated in October 1992 under the laws of the State of Delaware. It's principal executive offices are located at 16825 Northchase Drive, Suite 1300, Houston, Texas, and its telephone number is
(281) 873-2674.

     On June 15, 1999, a wholly owned subsidiary of US Oncology merged with and into Physician Reliance Network, Inc. ("PRN"), a cancer management company. As a result of the merger, PRN became a wholly owned subsidiary of US Oncology, and each holder of PRN common stock received 0.94 shares of US Oncology's common stock for each PRN share held. The transaction was accounted for under the pooling of interests method of accounting and treated as a tax-free exchange. US Oncology's financial statements included in this report have been retroactively restated to combine the accounts of US Oncology (formerly known as American Oncology Resources, Inc. ("AOR")) and PRN for all periods presented using their historical basis.

                                  RISK FACTORS

There are continued risks relating to the merger with PRN

     Effective June 15, 1999, a wholly-owned subsidiary of the Company merged with PRN (the "Merger"). The Merger could result in synergies and operating efficiencies. To date, most of the potential benefits have not been, and may never be, achieved. Whether we ultimately realize these benefits will depend on a number of factors, many of which are beyond our control. To attain the benefits of the Merger, we will have to continue to integrate the operations of AOR and PRN. In particular, we must continue to integrate our management and other personnel, our information systems and our financial, accounting and other operational procedures. This process has required us and will continue to require us to bring together nationwide operations and different corporate and physician cultures, at significant expense and with management disruption. As management and other key personnel continue to focus on integration efforts, management will continue to be distracted from implementing and executing other strategic and operational objectives. In addition, because of different cultures of affiliated physician groups, these groups may elect not to implement the strategic and operational objectives recommended by the Company.

Loss of revenues or a decrease in income of our affiliated physician groups would impact the Company's results of operations

     US Oncology's revenue depends on revenue generated by affiliated physician groups. Loss of revenue by the affiliated physician groups could seriously harm the Company. It is possible that our affiliated physician groups will not be able to maintain successful medical practices. In addition, the management fees payable to the Company depend upon the profitability of the affiliated physician groups. (Even under those management agreements where the management fee is based on the revenues, and not net income, of the affiliated physician groups, those agreements contain a priority of payments, with US Oncology being paid last, thereby incentivizing the Company to contain costs.) Any failure by the physician groups to effectively contain costs will adversely impact the Company's results of operations. Because the Company does not control the manner in which its affiliated physician groups conduct their medical practice (including drug utilization), the Company's ability to control costs related to the provision of medical care is limited.

If our operations are deemed by regulators not to comply with applicable regulations, or if restrictive new regulations are passed, we may be seriously harmed

     There can be no assurance that a review of our business or our affiliated physician groups by courts or by regulatory authorities would not result in determinations that could seriously harm our operations. Further, the health care regulatory environment could change and restrict our existing operations or potential for expansion. The health care industry is highly regulated. We believe our businesses and the practices of our affiliated physician groups operate in material compliance with these regulations. However, the relationships between us and our affiliated physician groups are unique. Many aspects of these relationships have not been subject to judicial or regulatory interpretation. There are currently several federal and state initiatives designed to amend regulations relating to health care. However, we cannot predict whether any such initiatives will be enacted as legislation or, if enacted, what their form, effective dates or impact on us will be.

We face the risk of qui tam litigation relating to regulations governing billing for medical services.

     The Company is currently aware of two qui tam lawsuits in which the Company and an affiliated physician group are named as defendants. Because qui tam lawsuits are typically filed under seal, the Company could be named in other such suits of which it is not aware. In addition, as the federal government intensifies its focus on billing, reimbursement and other healthcare regulatory violations, private individuals are also bringing more qui tam lawsuits, because of the potential of financial rewards for such individuals. This trend increases the risk that the Company may become subject to additional qui tam lawsuits.

If the reimbursement rate for pharmaceuticals is reduced, we would be seriously harmed

     The Company's profitability depends heavily on the reimbursement rate for pharmaceuticals. Recently, several new chemotherapy agents have been introduced that have lower profit margins to the Company than other agents. If this trend continues, the Company's results of operations could be harmed. Payors are also intensely negotiating the reimbursement rate for pharmaceuticals. Recently, the executive branch of the federal government proposed to significantly reduce the reimbursement rate for chemotherapy agents covered by the federal government.
If the proposal is enacted, the Company's results of operations would be seriously harmed.

If our physician groups terminated their management agreements, we would be seriously harmed

     Our affiliated physician groups may attempt to terminate their management agreements. If any of our larger groups were to succeed in such a termination, we could be seriously harmed. We are aware that some physician groups have attempted to end or restructure their affiliations with other practice management companies when they do not have a contractual right to do so. Such groups argue that their affiliations violate some aspect of health care law. For example, some physician groups affiliated with other physician practice management companies have claimed that the management fee arrangements violate federal or state prohibitions on splitting fees with physicians. If our affiliated physicians or practices were able to successfully make such an argument, the effect on our affiliations could harm us.

If a significant number of physicians leaves our affiliated practices, the Company could be seriously harmed

     Our affiliated practices usually enter into employment or noncompetition agreements with their physicians. We and our affiliated practices try to maintain such contracts. However, if a significant number of physicians terminate their relationships with our affiliated practices, the Company could be seriously harmed.

Our affiliated practices may be unable to enforce noncompetition provisions with departed physicians

     Most of the employment agreements between the affiliated practices and their physicians include a clause that prevents the physician from competing with the practice for a period after termination of employment. We cannot predict whether a court will enforce the noncompetition covenants of the affiliated practices. If practices are unable to enforce the noncompetition provisions of their employment agreements, the Company could be seriously harmed.

We may have additional financing needs

     Our expansion, cancer center development and management plans require substantial capital resources. Operations of the affiliated physician groups require recurring capital expenditures for renovation, expansion, and the purchase of costly medical equipment and technology. It is likely that our capital needs in the next several years will exceed the capital generated from our operations. Thus, we may incur additional debt or issue additional debt or equity securities from time to time. This may include the issuance of common stock or notes in connection with physician affiliations. Capital available for health care companies, whether raised through the issuance of debt or equity securities, is quite limited. As a result, we may be unable to obtain sufficient financing on terms satisfactory to us or at all.

Loss of revenue by affiliated physician groups caused by the cost containment efforts of third-party payors, including the government, could seriously harm us

     Loss of revenue by affiliated physician groups caused by the cost containment efforts of third-party payors could seriously harm us. Physician groups typically bill various third-party payors, such as governmental programs like Medicare and Medicaid, private insurance plans and managed care plans, for the health care services provided to their patients. These third-party payors negotiate the prices charged for medical services and supplies to lower the cost of health care services and products paid for by them. Third-party payors also try to influence legislation to lower costs. Third-party payors can also deny reimbursement for medical services and supplies if they determine that a treatment was not appropriate. Our affiliated practices also derive a significant portion of their revenues from governmental programs. Reimbursement by governmental programs generally is not subject to negotiation and is established by governmental regulation.

We and our affiliated practices may become subject to harmful lawsuits

     Successful malpractice or products liability claims asserted against the physician groups or us could seriously harm us. We and our affiliated physician groups are at risk of malpractice and other lawsuits because they provide health care services to the public. In addition, managed care providers and physician practice management companies are increasingly subject to liability claims arising from physician compensation arrangements and other activities designed to control costs by reducing services. A successful claim on this basis against us or an affiliated physician group could harm us. Lawsuits, if successful, could result in damage awards in excess of the limits of our insurance coverage. Insurance against losses related to claims of this type is expensive and the cost varies widely from state to state. In addition, our affiliated physicians prescribe and dispense pharmaceuticals and, therefore, could be subject to products liability claims. We and our affiliated physician groups maintain liability insurance in amounts and coverages we consider appropriate.

We may not be able to successfully affiliate with new physician groups or integrate the operations of new affiliations

     US Oncology has grown by affiliating with new physician groups and expanding the operations of existing affiliated physician groups. We intend to continue to pursue this growth strategy. Identifying appropriate physician groups and negotiating affiliations with them can be costly. We may not be able to affiliate with additional physician groups on desirable terms. We may encounter difficulties integrating and expanding the operations of additional physician groups. Our failure to successfully integrate newly affiliated physician groups could harm us.

Our development of new cancer centers could be delayed or result in serious liabilities, and the centers may not be profitable

     Another growth strategy of US Oncology is to develop integrated cancer centers. The development of integrated cancer centers is subject to a number of risks, including obtaining regulatory approval, delays that often accompany construction of facilities and environmental liabilities that may attach to operating cancer centers. Any failure or delay in successfully building and operating integrated cancer centers or in avoiding liabilities from operations could seriously harm the Company. In addition, in order for cancer centers to be operated profitably, our affiliated physician groups must consolidate their operations within the facilities. If our affiliated physician groups elect not to close other offices to consolidate operations within a cancer center, our real estate and occupancy costs would increase, which would harm our operations.

Managed care and capitation can adversely impact our business

     A loss in revenues, or a failure to contain costs, by our affiliated practices under managed care and capitated arrangements, or by payors with which our affiliated practices have such arrangements, could cause our revenues to be substantially diminished. Under capitation arrangements, health care providers do not receive a fee for each medical service provided but instead receive an aggregate fee for treating a defined population of patients. As a result, health care providers bear the risk that the costs of providing medical services to the determined population will exceed the payments received. The ability of the providers to effectively manage the per patient costs affects profitability. Although the majority of the revenues of our affiliated practices come from non-capitated services, capitated arrangements might become a bigger part of our business in the future.

We could become subject to costly insurance regulations

     The Company and its affiliated physician groups may enter into capitation contracts or other "risk-sharing" arrangements with managed care organizations. The Company and our affiliated groups would assume risk in connection with providing healthcare services under these arrangements. If we or our affiliated groups are considered to be in the business of insurance as a result of entering into these capitation or other arrangements, we and our affiliated groups could become subject to a variety of regulatory and licensing requirements applicable to insurance companies that could harm the Company.

Our business, and the business of our affiliated practices, could be harmed by competition with other businesses

     Our business, and the business of our affiliated practices, could be harmed by competition with other businesses. The business of providing health care related services and facilities is competitive. Our revenues depend on the continued success of our affiliated physician groups. The physician groups face competition from several sources, including sole practitioners, single- and multi-specialty groups, hospitals and managed care organizations.

Our success depends on our key personnel, and we may not be able to hire enough qualified personnel to meet our hiring needs

     We will be harmed if we cannot hire and retain suitable executives and other personnel. The Merger and related integration efforts have placed, and will continue to place, significant strain on management and key personnel, which may make it more difficult to retain and attract such personnel. We believe that our success will depend on continued employment of our management team and other key personnel. If one or more members of our management team become unable or unwilling to continue in their present positions, we could be harmed.

The amortization period for our intangible assets may be reduced, which would reduce our earnings

     In connection with our affiliations with physician practices, US Oncology records an intangible amount for the price paid for assets less the value of the tangible assets acquired. US Oncology has amortized, and we will continue to amortize, these intangible assets. This results in periodic non-cash charges to our earnings. During 1998, US Oncology shortened the amortization period of its intangible assets to 25 years. However, if the amortization period is successfully challenged by regulatory authorities or there is a change in accounting treatment for such intangibles, we would likely be required to reduce further the number of years that the intangibles are amortized against our earnings. This would increase the amount of amortization expense charged against earnings each year. This increased charge, while non-cash in nature, could significantly reduce our earnings and seriously harm our business. We expect these non-cash amortization charges to increase in the future as we continue our affiliation strategy. In the event that we determine that the value of the intangible assets related to any specific affiliation is impaired, we could be required to reduce the value of that asset, which would result in a charge to earnings.

Our stock price may fluctuate significantly, which may make it difficult to resell your shares when you want to at prices you find attractive

     The market price of US Oncology common stock has been highly volatile. This volatility may adversely affect the price of our common stock in the future. You may not be able to resell your shares of common stock following periods of volatility because of the market's adverse reaction to this volatility. We anticipate that this volatility, which frequently affects the stock of health care service companies, will continue. Factors that could cause such volatility include:

   .  Our quarterly operating results,

  . Deviations in results of operations from estimates of securities analysts (which estimates the Company neither endorses nor accepts the responsibility for),

  . General economic conditions or economic conditions specific to the health care services industry,

  .  Regulatory or reimbursement changes and

  .  Other developments affecting competitors or us.

     On occasion the equity markets, and in particular the markets for physician management company stocks, have experienced significant price and volume fluctuations. These fluctuations have affected the market price for many companies' securities even though the fluctuations are often unrelated to the companies' operating performance.

Our shareholder rights plan and anti-takeover provisions of the certificate of incorporation, bylaws and Delaware law could adversely impact a potential acquisition by third parties

     Our shareholder rights plan and anti-takeover provisions of the certificate of incorporation, bylaws and Delaware law could adversely impact a potential acquisition by third parties. The Company has a staggered board of directors, with three classes each serving a staggered three-year term. This classification has the effect of generally requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors. The Company's certificate of incorporation also provides that stockholders may act only at a duly called meeting and that stockholders' meetings may not be called by stockholders. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. These provisions are intended to increase the likelihood of continuity and stability in our board of directors and in the policies formulated by them and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company, reduce our vulnerability to an unsolicited acquisition proposal and discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares, and, as a consequence, they inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of the Company.

     In addition, other provisions of the Company's certificate of incorporation and certain provisions of Delaware law may make it difficult to change control of the Company and to replace incumbent management. For example, the Company's certificate of incorporation permits the board of directors, without stockholder approval, to issue additional shares of common stock or to establish one or more classes or series of preferred stock with characteristics determined by the board. US Oncology has also adopted a shareholder rights plan, which would significantly inhibit the ability of another entity to acquire control of the Company through a tender offer or otherwise without the approval of the Company's board of directors. These provisions could limit the price that certain investors might be willing to pay in the future for shares of common stock.

We have not paid dividends and do not expect to in the future, which means that the value of our shares cannot be realized except through sale

     US Oncology has never declared or paid cash dividends. We currently expect to retain earnings for our business and do not anticipate paying dividends on our common stock at any time in the foreseeable future. Because we do not anticipate paying dividends, it is likely that the only opportunity to realize the value of our common stock will be through a sale of those shares. The decision whether to pay dividends on common stock will be made by the board of directors from time to time in the exercise of its business judgment. The Company is currently precluded from paying dividends by the terms of its credit facilities.

We cannot be sure that the year 2000 problem will not affect our business

     Thus far, we have had no significant problems related to year 2000 issues associated with the computer systems, software, other property and equipment we use. However, we cannot guarantee that the year 2000 problem will not adversely affect our business, operating results or financial condition at some point in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Implications."

                              CAUTIONARY STATEMENT
                      REGARDING FORWARD LOOKING STATEMENTS

     The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995: (i) certain statements, including possible or assumed future results of operations of US Oncology, contained herein and in documents incorporated herein by reference and including any such statements regarding the prospects of the Company; (ii) any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends" or similar expressions; and
(iii) other statements contained herein or in documents incorporated herein by reference regarding matters that are not historical facts. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed above under "Risk Factors." Undue reliance should not be placed on such statements, which speak only as of the date thereof. The cautionary statements contained or referred to herein should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by US Oncology or persons acting on its behalf. US Oncology does not undertake any obligation to release any revisions to or to update publicly any forward-looking statements to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the public reference rooms maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange
Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Central Regional Office, 1801 California Street, Suite 4800, Denver, Colorado 80202. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial documents retrieval services and at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     Our common stock is quoted on The Nasdaq National Market. You may also read our reports, proxy and information statements and other information at The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

     This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission to register the shares of common stock referred to above being offered. This prospectus does not contain important information that you can find in our registration statement and in the annual, quarterly and special reports, proxy statements and other documents that we file with the Securities and Exchange Commission.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose in this prospectus important information to you by referring you to other documents that have been or will be filed with the Securities and Exchange Commission.
The information below is incorporated in this prospectus by reference and is an important part of this prospectus, except where any of the information has been modified or superseded by the information in this prospectus or in information incorporated by reference in this prospectus. Also, information that we file after the date of this prospectus with the Securities and Exchange Commission will automatically be incorporated in this prospectus and update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities offered by this prospectus are sold:

     -  Our Annual Report on Form 10-K for the year ended December 31, 1999;
     - Our Quarterly Report on Form 10-Q for the three months ended March 31, 2000; and
     -  Our Proxy Statement dated April 17, 2000.

     We will provide you, without charge, a copy of the documents incorporated by reference in this prospectus. We will not provide a copy of the exhibits to documents incorporated by reference, unless those exhibits are specifically incorporated by reference into those documents. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

     US Oncology, Inc.
     16825 Northchase Drive, Suite 1300
     Houston, Texas  77060
     Attn:  Phillip H. Watts, Esq.
     (281) 873-2674

     You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the shares in any state where the offer is not permitted. You should not assume that the information in this prospectus, in any prospectus supplement or in any document incorporated by reference herein is accurate as of any date other than the date on the front of those documents.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares offered by this prospectus.

                              SELLING STOCKHOLDER


     The following table sets forth information known to us with respect to beneficial ownership of our common stock as of July 11, 2000 by the selling stockholder. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. We believe based on information furnished by the selling stockholder that it has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it. The table assumes the sale of all shares offered hereby and no other purchases or sales of US Oncology's common stock. The shares currently held by, and offered by the selling stockholder hereby represent less than .5% of the Company's outstanding common stock

                                                  Shares                                    Shares
Name and Address of                             Beneficially      Amount of Shares       Beneficially
Selling                                         Owned Prior            Offered            Owned After
Stockholder                                     To Offering            Hereby            The Offering
-----------                                     -----------            ------            ------------
Capitol District Oncology, P.C.                   227,560              227,560                 0
317 South Manning Blvd.
Albany, New York 12208

                 ISSUANCE OF SECURITIES TO SELLING STOCKHOLDER

     US Oncology's subsidiary, Physician Reliance Network, Inc. agreed to issue to the selling stockholder the shares of common stock being registered pursuant to the registration statement of which this prospectus is a part in connection with the selling stockholder's entering into an agreement pursuant to which Physician Reliance Network, Inc. manages the non-medical aspects of the oncology practice conducted by the selling stockholder. The shares offered hereby were issued on June 1, 2000 pursuant to such agreement. The offer and sale of the shares to the selling stockholder was a private placement under Regulation D of the rules promulgated by the SEC under the Securities Act.

                           DESCRIPTION OF SECURITIES

     We have 252,000,000 authorized shares of stock, consisting of 250,000,000 shares of common stock, having a par value of $0.01 per share, and 2,000,000 shares of preferred stock, having a par value of $0.01 per share.

Common Stock

     US Oncology is authorized to issue 250,000,000 shares of US Oncology common stock, $.01 par value per share. As of May 14, 2000, 91,021,148 shares of US Oncology common stock were issued and outstanding, and US Oncology has agreed to issue 10,867,525 shares of US Oncology common stock to its affiliated physicians at specified future dates. In addition, as of December 31, 1999, US Oncology had granted options to purchase up to 14,608,000 shares of US Oncology common stock at an average exercise price of $8.16 per share. Holders of US Oncology common stock are entitled to one vote per share on all matters on which the holders of US Oncology common stock are entitled to vote. Because holders of US Oncology common stock do not have cumulative voting rights, holders of a majority of the shares voting for the election of directors can elect all of the members of the Board of Directors. A majority vote is also sufficient for other actions that require the vote or concurrence of stockholders. The US Oncology common stock is not redeemable and has no conversion or preemptive rights. All of the outstanding shares of US Oncology common stock are fully paid and non-assessable. In the event of the liquidation or dissolution of US Oncology, subject to the rights of the holders of any outstanding shares of US Oncology's preferred stock, the holders of

US Oncology common stock are entitled to share pro rata in any balance of the corporate assets available for distribution to them. US Oncology may pay dividends if, when and as declared by the Board of Directors from funds legally available therefor. US Oncology's Credit Facility with First Union National Bank prohibits US Oncology from paying dividends or making any other distribution on the US Oncology common stock.

Preferred Stock

     US Oncology is authorized to issue up to 2,000,000 shares of preferred stock, par value $.01 per share. 500,000 of such shares have been designated as Series A Preferred Stock. No shares of preferred stock are currently outstanding. US Oncology's Board of Directors is authorized to issue the preferred stock in series and, with respect to each series, to determine number of shares in any such series, and fix the designations, preferences, qualifications, limitations, restrictions and special or relative rights of shares of any series of preferred stock. The Board of Directors could, without stockholder approval, issue preferred stock with voting rights and other rights that could adversely affect the voting power of holders of US Oncology common stock and could be used to prevent a third party from acquiring control of US Oncology. US Oncology has no present plans to issue any shares of preferred stock.

     US Oncology has adopted a shareholder rights plan pursuant to which, under certain circumstances, holders of US Oncology common stock will receive rights to purchase shares of Series A preferred stock. Shares of Series A Preferred Stock purchasable upon exercise of the rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per share of US Oncology common stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share; thereafter, and after the holders of the shares of US Oncology common stock receive a liquidation payment of $1 per share, the holders of the Preferred Shares and the holders of the shares of US Oncology common stock will share the remaining assets in the ratio of 1,000 to 1 (as adjusted) for each Preferred Share and share of US Oncology common stock so held, respectively. Finally, in the event of any merger, consolidation or other transaction in which shares of US Oncology common stock are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per share of US Oncology common stock. These rights are protected by customary antidilution provisions. In the event that the amount of accrued and unpaid dividends on the Preferred Shares is equivalent to six (6) full quarterly dividends or more, the holders of the Preferred Shares shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the shares of US Oncology common stock until all cumulative dividends on the Preferred Shares have been paid through the last quarterly dividend payment date or until non-cumulative dividends have been paid regularly for at least one year.

Possible Anti-Takeover Provisions

     The amended and restated certificate of incorporation of US Oncology contains provisions that might be characterized as anti-takeover provisions. Such provisions may render more difficult possible takeover proposals to acquire control of US Oncology and make removal of management of US Oncology more difficult. US Oncology's Certificate of Incorporation provides that the Board of Directors is divided into three classes, with each class serving a staggered three-year term. This classification has the effect of generally requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the Board of Directors. US Oncology's Certificate of Incorporation also provides that all stockholder actions must be effected at a duly called meeting and not by a consent in writing. In addition, US Oncology's Amended and Restated Bylaws and Certificate of Incorporation do not permit the stockholders of the Company to call a special meeting of stockholders. These provisions of the Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of the combined company. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the combined company's Board of Directors and in the policies formulated by them to discourage certain types of transactions that may involve an actual or threatened change of control of the combined company, to reduce the combined company's vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they inhibit fluctuations in the market price of the company's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of the Company.

     In addition, certain other provisions of US Oncology's Certificate of Incorporation and certain provisions of the General Corporation Law of Delaware (the state in which US Oncology is incorporated) may make it difficult to change control of the Company and to replace incumbent management. For example, US Oncology's Certificate of Incorporation permits the Board of Directors, without stockholder approval, to issue additional shares of Common Stock or to establish one or more classes or series of Preferred Stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations that the Board of Directors can establish. US Oncology has also adopted a Shareholder Rights Plan, which would materially inhibit the ability of another entity to acquire control of the combined company through a tender offer or otherwise without the approval of the combined company's board of directors. These provisions could limit the price that certain investors might be willing to pay in the future for shares of common stock.

     US Oncology is incorporated under the laws of the State of Delaware.
Section 203 of the Delaware General Corporation Law prevents an interested stockholder from engaging in a business combination with such corporation for a period of three years from the time such stockholder became an interested stockholder unless at least one of the following conditions is met:

     - the corporation's board of directors had earlier approved either the business combination or the transaction by which the stockholder became an interested stockholder,

     - upon attaining that status, the interested stockholder had acquired at least 85 percent of the corporation's voting stock, not counting shares owned by persons who are directors and also officers, or

     - the business combination is later approved by the board of directors and authorized by a vote of two-thirds of the stockholders, not including the shares held by the interested stockholder.

     The Delaware General Corporation Law defines an interested stockholder as a stockholder owning 15 percent or more of a corporation's voting stock. US Oncology is currently subject to Section 203.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company.

                              PLAN OF DISTRIBUTION

     All of the shares of common stock offered hereby will be distributed to physicians who are shareholders and employees of the selling stockholder. Such distributions are being made as bonuses to those physicians based on criteria developed by, and in accordance with determinations by, the Board of Directors of the selling stockholder.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon by Phillip H. Watts, Esq., General Counsel of US Oncology.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to US Oncology's Annual Report on Form 10-K for the year ended December 31, 1999, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The report of Arthur Andersen LLP, independent public accountants, relating to the 1998 and 1997 consolidated financials statements of Physician Reliance Network, Inc., and incorporated herein by reference to US Oncology's Annual Report on Form 10-K for the year ended December 31, 1999 is incorporated herein in reliance given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The expenses in connection with any sale or other distribution by the selling stockholder of the shares being registered, including the expenses of preparation and distribution of this registration statement and the prospectus included in this registration statement will be borne by US Oncology. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

               SEC registration fee           $   277
               Legal fees and expenses        $ 5,000
               Accounting fees and expenses   $10,000
               Miscellaneous expenses         $ 5,000
                                              -------
               Total                          $20,277
                                              =======

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. US Oncology's certificate of incorporation and by-laws provide for indemnification of US Oncology's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. US Oncology has also entered into agreements with its directors and officers that will require US Oncology, among other things, to indemnify them against some liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. In addition, US Oncology carries director and officer liability insurance.

Item 16. Exhibits.

               Exhibits.

               5.1   Opinion of Phillip H. Watts
               23.1  Consent of Phillip H. Watts (included in Exhibit 5.1)
               23.2  Consent of PricewaterhouseCoopers, LLP
               23.3  Consent of Arthur Andersen LLP
               24.1 Powers of Attorney (included on signature page with initial filing)

Item 17. Undertakings.

     US Oncology hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of US Oncology's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of US Oncology pursuant to the foregoing provisions, or otherwise, US Oncology has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by US Oncology of expenses incurred or paid by a director, officer or controlling person of US Oncology in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, US Oncology will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, US Oncology, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on June 30, 2000.

                          US ONCOLOGY, INC.

                          By: /s/ R. Dale Ross
                              --------------------------------------------------
                              R. Dale Ross
                              Chairman of the Board, Chief Executive Officer and Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, R. Dale Ross, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                    Title                           Date


    /s/ R. Dale Ross            Chairman of the Board,            June 30, 2000
---------------------------
       R. Dale Ross             Chief Executive Officer and
                                Director


    /s/ Russell L. Carson       Director                          June 30, 2000
----------------------------
      Russell L. Carson



    /s/ James E. Dalton         Director                          June 30, 2000
----------------------------
      James E. Dalton


    /s/ Richard B. Mayor        Director                          June 30, 2000
----------------------------
      Richard B. Mayor



   /s/ Robert A. Ortenzio       Director                          June 30, 2000
----------------------------
     Robert A. Ortenzio

    /s/ Edward E. Rogoff, M.D.            Director                 June 30, 2000
------------------------------------
      Edward E. Rogoff, M.D.


       /s/ J. Taylor Crandall             Director                 June 30, 2000
------------------------------------
         J. Taylor Crandall


       /s/ Nancy G. Brinker               Director                 June 30, 2000
------------------------------------
         Nancy G. Brinker


     /s/ Boone Powell, Jr.
-------------------------------------     Director                 June 30, 2000
        Boone Powell, Jr.


     /s/ Stephen E. Jones, M.D.
-------------------------------------     Director                 June 30, 2000
        Stephen E. Jones, M.D.


    /s/ Burton S. Schwartz, M.D.
-------------------------------------     Director                 June 30, 2000
      Burton S. Schwartz, M.D.

      /s/ Kathleen G. Lokay
-------------------------------------     Interim Principal        June 30, 2000
          Kathleen G. Lokay               Financial and
                                          Accounting Officer